Exhibit 1

May 17, 2012 Canadian Securities Administrators	GARY M. S. CHAD, Q.C.

Senior Vice-President,

Governance, Law and

Corporate Secretary

CAMECO CORPORATION

Corporate Office

2121 - 11th Street West

Saskatoon, Saskatchewan

Canada S7M 1J3

Tel 306.956.6303

Fax 306.956.6312

www.cameco.com

Cameco Corporation

Annual Meeting May 15, 2012

Report of Voting Results

Under National Instrument 51-102

In accordance with Section 11.3 of National Instrument 51-102—Continuous Disclosure Obligations, we hereby advise of the results of the voting on the matters submitted to the annual meeting (the “Meeting”) of the shareholders (the “Shareholders”) of Cameco Corporation (the “Corporation”) held on May 15, 2012. Each of the matters set forth below is described in greater detail in the Notice for the Meeting and Management Proxy Circular mailed to Shareholders prior to the Meeting.

The matters voted upon at the Meeting and the results of the voting were as follows:

Item 1: Election of Directors

The following directors were elected to hold office for the ensuing year or until their successors are elected or appointed:

Ian Bruce	James Gowans
Daniel Camus	Nancy Hopkins
John Clappison	Oyvind Hushovd
Joe Colvin	Anne McLellan
James Curtiss	Neil McMillan
Donald Deranger	Victor Zaleschuk
Timothy Gitzel

If a ballot vote had been taken, based upon proxy votes by Shareholders received by the Corporation, the voting results for the election of directors, both before and after giving effect to the twenty-five (25%) percent non-resident Shareholder voting restriction, would have been:

NUCLEAR. The Clean Air Energy.

May 17, 2012

Vote Results Before Reduction of Non-resident Vote:

Nominee	Votes For	% Votes For	Withheld	% Votes Withheld
Ian Bruce	233,649,888	97.15%	6,846,147	2.85%
Daniel Camus	232,990,705	96.88%	7,505,330	3.12%
John Clappison	226,889,266	94.34%	13,606,769	5.66%
Joe Colvin	234,520,006	97.52%	5,976,029	2.48%
James Curtiss	226,641,225	94.24%	13,854,810	5.76%
Donald Deranger	216,885,695	90.18%	23,610,340	9.82%
Timothy Gitzel	234,745,188	97.61%	5,750,847	2.39%
James Gowans	234,816,970	97.64%	5,679,065	2.36%
Nancy Hopkins	234,513,965	97.51%	5,982,070	2.49%
Oyvind Hushovd	225,347,766	93.70%	15,148,269	6.30%
Anne McLellan	225,514,239	93.77%	14,981,796	6.23%
Neil McMillan	229,857,757	95.58%	10,638,278	4.42%
Victor Zaleschuk	234,452,336	97.49%	6,043,699	2.51%

Vote Results After Reduction of Non-resident Vote to 25%:

Nominee	Votes For	% Votes For	Withheld	% Votes Withheld
Ian Bruce	167,808,469	96.55%	6,004,730	3.45%
Daniel Camus	167,389,781	96.30%	6,423,418	3.70%
John Clappison	160,483,501	92.33%	13,329,698	7.67%
Joe Colvin	168,107,360	96.72%	5,705,839	3.28%
James Curtiss	160,223,891	92.18%	13,589,308	7.82%
Donald Deranger	153,978,999	88.59%	19,834,200	11.41%
Timothy Gitzel	168,311,997	96.83%	5,501,202	3.17%
James Gowans	168,394,986	96.88%	5,418,213	3.12%
Nancy Hopkins	168,124,217	96.73%	5,688,982	3.27%
Oyvind Hushovd	159,687,183	91.87%	14,126,016	8.13%
Anne McLellan	159,689,545	91.87%	14,123,654	8.13%
Neil McMillan	164,072,870	94.40%	9,740,329	5.60%
Victor Zaleschuk	168,044,620	96.68%	5,768,579	3.32%

Item 2: Appointment of Auditors

By a vote by way of show of hands, KPMG LLP was appointed auditors of the Corporation to hold office until the next annual meeting of Shareholders, or until their successors are appointed.

If a ballot vote had been taken, based upon proxy votes by Shareholders received by the Corporation, the voting results for appointment of auditors, both before and after giving effect to the twenty-five (25%) percent non-resident Shareholder voting restriction, would have been:

May 17, 2012

Vote Results Before Reduction of Non-resident Vote:

Votes For	% Votes For	Votes Withheld	% Votes Withheld
257,271,723	97.90%	5,516,781	2.10%

Vote Results After Reduction of Non-resident Vote to 25%:

Votes For	% Votes For	Votes Withheld	% Votes Withheld
168,983,828	97.22%	4,829,371	2.78%

Item 3: Executive Compensation

On a vote by ballot, an advisory resolution was passed accepting the approach to executive compensation disclosed in Cameco’s Management Proxy Circular delivered in advance of this meeting.

The outcome of the ballot vote, both before and after giving effect to the twenty-five (25%) percent non-resident voting restriction, was as follows:

Vote Results Before Reduction of Non-resident Vote:

Votes For	% Votes For	Votes Against	% Votes Against
218,507,718	90.85%	21,997,084	9.15%

Vote Results After Reduction of Non-resident Vote to 25%:

Votes For	% Votes For	Votes Against	% Votes Against
153,238,555	88.16%	20,586,877	11.84%

Cameco Corporation

By:	“Gary M.S. Chad”
Gary M. S. Chad
Senior Vice-President, Governance,
Law and Corporate Secretary